As filed with the Securities and Exchange Commission on November 12, 2002
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

UNITED PANAM FINANCIAL CORP.
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction or incorporation)	95-3211687 (I.R.S. Employer Identification No.)

3990 Westerly Place, Suite 200
Newport Beach, CA 92660
(Address of Principal Executive Offices)

Amended and Restated 1997 Employee Stock Incentive Plan
(Full title of the Plan)

Mr. Garland Koch
Chief Financial Officer
United PanAm Financial Corp.
3990 Westerly Place, Suite 200
Newport Beach, CA 92660
(949) 224-1917
(Name, address and telephone number of agent for service)

Copies to:
John C. Grosvenor, Esq.
Manatt, Phelps & Phillips, LLP
11355 West Olympic Boulevard
Los Angeles, California 90064

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common stock, (“Common Stock”)	4,712,500 shares(1)	$6.37(2)	$30,018,625(2)	$2,762

(1)
Based on an estimate of the number of shares that will be purchased pursuant to the 1997 Employee Stock Incentive Plan. Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such number of additional shares that may become available for purchase pursuant to such plan as a result of the adjustment provisions thereof in the event of certain changes in the outstanding shares, including reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.

(2)
Estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on November 6, 2002, as reported on The National Association of Securities Dealers Automated Quotation System.

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

Pursuant to General Instruction E of Form S-8, this Registration Statement covers additional securities registered for issuance under the United PanAm Financial Corp Amended and Restated 1997 Employee Stock Incentive Plan. The contents of prior Registration Statements on Form S-8 (333-67049) of United PanAm Financial Corp. relating to such plan is incorporated herein by reference.

The following documents filed by United PanAm Financial Corp. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated in this Registration Statement by reference (other than information in listed documents and future filings that is deemed not to be filed):

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)	The Registrant’s Quarterly Reports for the quarterly period ended March 31, 2002 and June 30, 2002 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

(c)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(d)
The descriptions of the class of securities offered hereby which is contained in a Registration Statement on Form 8-A dated April 20, 1998, setting forth a description of the Registrant’s common stock filed under the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

All other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

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Item 8.    EXHIBITS.

Exhibit No.	Exhibit

5.1	Opinion of Manatt, Phelps & Phillips, LLP

23.1	Consent of KPMG, LLP.

23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).

24.1	A power of attorney is set forth on the signature page of the Registration Statement.

99.1	United PanAm Financial Corp. Amended and Restated 1997 Employee Stock Incentive Plan, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 24th day of September, 2002.

UNITED PANAM FINANCIAL CORP.

By:	/s/ GUILLERMO BRON
Guillermo Bron, CHIEF EXECUTIVE OFFICER

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Guillermo Bron, Ray Thousand and Garland Koch, and each of them, his or her attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

NAME	TITLE	DATE

/s/ GUILLERMO BRON Guillermo Bron	Chairman of the Board of Directors, Chief Executive Officer and a Director (principal executive officer)	September 24, 2002

/s/ RAY C. THOUSAND Ray C. Thousand	President, Chief Operating Officer, Secretary and a Director	September 24, 2002

/s/ GARLAND KOCH Garland Koch	Senior Vice President, Treasurer and Chief Financial Officer (principal financial and accounting officer)	September 24, 2002

/s/ RON R. DUNCANSON Ron R. Duncanson	Director	September 24, 2002

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/s/ LAWRENCE J. GRILL Lawrence J. Grill	Director	September 24, 2002

/s/ MITCHELL G. LYNN Mitchell G. Lynn	Director	September 24, 2002

/s/ LUIS MAIZEL Luis Maizel	Director	September 24, 2002

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